Exhibit 23.2

Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors 1847 Holdings LLC

As independent registered public accountants, we hereby consent to the use of our report dated June 19, 2019, with respect to the financial statements of Goedeker Television Company, in the registration statement on Form S-1/A on 1847 Holdings LLC relating to the registration of 1,514,286 common. We also consent to the reference of our firm under the caption “experts” in the registration statement.

Salt Lake City, UT
February 5, 2020